UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant     ☒

Filed by a Party other than the Registrant     ☐

Check the appropriate box:
☐           Preliminary Proxy Statement
☐           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐           Definitive Proxy Statement
☒           Definitive Additional Materials
☐           Soliciting Material Pursuant to §240.14a-12

Vanguard Natural Resources, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒           No fee required.
☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐           Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

**** IMPORTANT ****
May 29, 2012

Dear Vanguard Unitholder:

Please find enclosed additional proxy materials relating to the Annual Meeting of Unitholders of Vanguard Natural Resources, LLC.  The Annual Meeting, originally convened on May 18, 2012, was adjourned until June 15, 2012 at 10:30 a.m., Central  Daylight Time, at Vanguard Natural Resources, LLC’s headquarters, located at 5847 San Felipe, Suite 3000 Houston, Texas 77057. The Annual Meeting was adjourned in order to permit additional time to solicit unitholder votes to be cast (whether for, against, or in abstention) with respect to the proposal to amend the Vanguard Natural Resources, LLC Long-Term Incentive Plan, as described in more detail in the Notice of Annual Meeting of Unitholders and the definitive proxy statement for Vanguard Natural Resources, LLC (“Proposal #3”).  Proposal #3 is considered a non-routine voting matter by the New York Stock Exchange and as such your broker was not able to vote your units on this proposal.  To date, although the overwhelming majority of votes cast have been in favor of Proposal #3, the total votes cast do not represent the majority of outstanding units entitled to vote on Proposal #3 as required by the listing requirements of the New York Stock Exchange (“NYSE Rules”).

Prior to adjournment of the Annual Meeting on May 18, 2012, the Company’s unitholders elected Scott W. Smith, W. Richard Anderson, Loren Singletary, Bruce W. McCullough and John R. McGoldrick, each of whom will serve until the 2013 Annual Meeting of unitholders, or until his successor is duly elected and qualified, or until his earlier death, resignation or removal.  The Company’s unitholders also ratified the selection of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2012.  Accordingly, the polls have been closed with respect to each of these items, and no additional votes on these matters will be counted.

You must return a voting instruction form in order for your units to be voted on Proposal #3 since brokerage firms are prohibited by NYSE rules from voting on the proposal. Your units may not be voted on Proposal #3 without your specific voting instructions. Accordingly, we are furnishing you an additional voting instruction form to enable you to instruct your broker how you wish your units to be voted. The quickest way to have your units counted is to vote via the telephone or the internet.  Instructions on how to vote over the phone or internet are enclosed in this package.   If you have already voted with respect to Proposal #3, you need take no further action.  However, you are permitted to change your vote.

Your units cannot be represented at the adjourned Annual Meeting with respect to Proposal #3 unless you either sign and return the enclosed voting instruction form or vote by telephone or over the internet.

If you sign and return the enclosed form without indicating a choice of “for”, “against” or “abstain,” your units will be voted  “For” Proposal #3, in accordance with the recommendation of the Board of Directors . Adjournments result in additional costs to our company, so please help us achieve this vote. To ensure your units are counted at the adjourned Annual Meeting for Proposal #3, we urge you to vote today.

If you have questions or need help voting your units, please call our proxy solicitation firm, Morrow & Co., Inc. toll-free at    1-877-807-6385.

Regards, /s/ Scott W. Smith Scott W. Smith President & CEO